                                     FORM OF
                               AMENDMENT AGREEMENT

         Amendment AGREEMENT, effective as of November 30, 2001, by and among Portfolio Partners, Inc., a company organized under the laws of the state of Maryland (the "Company"), Aetna Life Insurance and Annuity Company, a company organized under the laws of the State of Connecticut (the "Administrator") and Investors Bank & Trust Company, a Massachusetts trust company ("Investors Bank").

         WHEREAS the Company, the Administrator and Investors Bank entered into a Transfer Agency and Service Agreement dated March 1, 2001 (the "Transfer Agency Agreement"); and

         WHEREAS, the Company and Investors Bank desire to amend the Transfer Agency Agreement as set forth below.

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein set forth, the parties hereto agree as follows:

1.       Amendments.
         -----------
(a) Section 11 of the Transfer Agency Agreement is hereby amended by deleting paragraphs 11.1 and 11.2 thereof in their entirety and inserting in lieu thereof the following:

         "11.1 For performance by the Bank pursuant to this Agreement, the Administrator, on behalf of the Company, agrees to pay the Bank an annual maintenance fee as may be agreed in writing between the parties.

         11.2 In addition to the fee paid under Section 11.1 above, the Administrator, on behalf of the Company, agrees to reimburse the Bank for out-of-pocket expenses or advances incurred by the Bank in performing its obligations under this Agreement as may be agreed in writing between the parties. In addition, any other expenses incurred by the Bank at the request or with the written consent of the Company including, without limitation, any equipment or supplies which the Company specifically orders or requires the Bank to purchase, will be reimbursed by the Company."

(b) Appendix A to the Transfer Agency Agreement is hereby amended by deleting
    ----------
such Appendix A in its entirety and replacing it with Appendix A attached hereto
     ----------
as Exhibit I.

(c) Appendix B to the Agreement is deleted in its entirety and reserved.

2.       Miscellaneous.
         --------------
         (a) Except as amended hereby, the Transfer Agency Agreement shall remain in full force and effect.

         (b) This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  [Remainder of Page Intentionally Left Blank]

         IN WITNESS WHEREOF, each party hereto has caused this Agreement to be executed by its duly authorized officer, as the case may be, as of the date and year first above written.

                                       INVESTORS BANK & TRUST COMPANY

                                       By:  _________________________________

                                       Name:  _______________________________

                                       Title:  ______________________________


                                       PORTFOLIO PARTNERS, INC.


                                       By:  _________________________________

                                       Name:  _______________________________

                                       Title:  ______________________________



                                       AETNA LIFE INSURANCE AND ANNUITY COMPANY


                                       By:  _________________________________

                                       Name:  _______________________________

                                       Title:  ______________________________

                                                                       EXHIBIT I

                                   Appendix A


                                Part I Portfolios

                         MFS Emerging Equities Portfolio

                          MFS Research Growth Portfolio

                           MFS Value Equity Portfolio

                     Scudder International Growth Portfolio

                      T. Rowe Price Growth Equity Portfolio



                               Part II Portfolios

                        Goldman Capital Growth Portfolio

                     Salomon Brothers Mid-Capital Portfolio

                         OpCap Balanced Value Portfolio

                   Brinson Tactical Asset Allocation Portfolio

                        DSI Enhanced S&P Index Portfolio

                   Salomon Brothers Investors Value Portfolio

                             Alger Growth Portfolio

                         Alger Mid-Cap Growth Portfolio